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                                                                    EXHIBIT 10.1

                                (SOVEREIGN LOGO)

                           SOVEREIGN BANK NEW ENGLAND

                                                                   June 30, 2005

Mr. Thomas P. Kealy
Vice President
BTU International, Inc.
23 Esquire Road
North Billerica, MA 01862

Dear Mr. Kealy:

     As you know, BTU International, Inc. ("BTU") is indebted to Sovereign Bank (the "Bank") in the principal amount of up to $14,000,000 (the "Loan") pursuant to the terms of a certain Loan Agreement between BTU and the Bank, dated June 26, 2002, which Loan Agreement was as modified on January 28, 2004 (together with all of the other documents that evidence or pertain to the Loan, the "Loan Documents").

     BTU has stated to the Bank that it is in default of the Maximum Leverage Ratio (as defined in Schedule A of the Loan Agreement) for the period ending October 3, 2004. The Bank has agreed to waive this default subject to modifications in the terms of the Loan and the conditions set forth on the Term Sheet that is attached hereto and made a part hereof.

     Please be advised that this waiver is applicable to this particular circumstance and is not, and should not be construed as, a waiver of any other Loan covenant or term of the Loan Documents or a waiver of the subject covenant for any other period of time. The Bank retains all of its rights and remedies under the Loan Documents, in equity, and under applicable law.

     Please sign below, and initial the Term Sheet, to indicate BTU's acceptance of the conditions of this waiver. This acknowledgement will also authorize the Bank to debit the main operating deposit account of the Borrower in payment for the fee referenced in the Term Sheet. Once received, legal documentation will be prepared to reflect the revised terms and conditions as described herein.

     Please do not hesitate to contact the undersigned with any questions, at 781-376-1613.

                                        Very truly yours,

                                        SOVEREIGN BANK


                                        By:
                                            ------------------------------------
                                            Michael S. Tager, SVP

Agreed to and accepted this ____ day of ____________, 2005:

BTU INTERNATIONAL, INC.


By:
    ---------------------------------
Title:
       ------------------------------

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                          Revised Terms and Conditions
                             BTU International, Inc.
                                  July 12, 2005

-    Borrowing Base and supporting A/R aging reports to be submitted monthly.

- Reduce the inventory cap from $3.5MM to $0 MM for the remainder of FY 2005. If the Borrower meets 90% or better of its stated goals for FYE 12/31/05, as confirmed by the CPA Audited statements, the Bank will undertake to obtain credit approval to reinstate the cap to the $3.5MM limit in the borrowing base.

- Advances on domestic and Foreign A/R to remain unchanged, at 80% of eligible A/R.

- The cross aging provision to remain at the existing limit of 50% of total A/R due to be excluded.

- Without reducing our commitment, reduce the maximum level of advances under the line to be $12MM for direct advances and for letters of credit. If the Company meets by 90% or better its stated profitability goals for Q1 and Q2 2005, the maximum level to increase to $13MM. If the Company meets by 90% or better its profitability goals for FYE 12/31/05, the maximum level will increase to the committed amount of $14MM. All advances, including L/C's, to be governed by the borrowing base. The profitability goals are those as presented to the Bank on March 18, 2005.

- A field examination to be conducted twice annually for FY 2005, in mid 2005 and at FYE. If the Company meets or exceeds its projections for FYE 12/31/05, field examinations will be reduced to once annually.

- Require a pro forma balance sheet and income statement for FYE 12/31/05, to be presented on a quarterly basis.

- Interest rate on the Line to be increased to Prime + 0.25% or LIBOR + 2.50%. If the Company meets by 90% or better its profitability goals for YTD 6/30/05; the rate will reduce to the original rates of Prime or LIBOR + 2.25%. The profitability goals are those as presented to the Bank on March 18, 2005.

- A one-time covenant waiver fee of $10,000 to be charged. In addition, the Borrower shall pay for all costs and expenses related to this modification of terms, including but not limited to reasonable legal fees and expenses.